UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2012

(Date of report; date of

earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2012, Ally Financial Inc. (“AFI”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Royal Bank of Canada (“RBC”). Upon the terms and subject to the conditions set forth in the Purchase and Sale Agreement, AFI will sell its Canadian auto finance and deposit business to RBC for approximately 4.05 billion Canadian dollars (approximately $4.1 billion USD), or a 614 million Canadian dollar (approximately $620 million USD) premium to book value (the “Sale”). This purchase price is subject to a post-closing adjustment based on the net asset value of Target Companies (defined below) as of the closing of the Sale. The Sale will take the form of the sale of all of the issued and outstanding equity interests in three top-level holding entities (such entities, together with their direct and indirect subsidiaries to be transferred pursuant to the Sale, collectively, the “Target Companies”). The primary Target Companies include Ally Credit Canada Limited and ResMor Trust Company.

The completion of the Sale is subject to certain conditions, including, among others, the receipt of required governmental approvals, the absence of any injunction or other legal prohibition on the completion of the Sale, the accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), material compliance by the other party with its obligations under the Purchase and Sale Agreement and, with respect to the services to be provided under the Transition Services Agreement to be entered into by AFI and RBC (the “Transition Services Agreement”), the receipt of material third party consents and governmental approvals to provide such services or AFI’s ability to provide such services without such consents or approvals.

AFI has entered into covenants in the Purchase and Sale Agreement, including, among others, covenants (i) to cause the Target Companies to operate in the ordinary course consistent with past practice, and not to enter into certain types of transactions, between the execution of the Purchase and Sale Agreement and the closing of the Sale, (ii) to use reasonable best efforts to obtain any necessary regulatory consents, and (iii) subject to certain exceptions, not to (a) engage in specified activities competitive with the business of the Target Companies in Canada for three years following the closing of the Sale or (b) solicit or hire certain employees of the Target Companies for 540 days following the closing of the Sale.

RBC has also entered into covenants in the Purchase and Sale Agreement, including, among others, covenants (i) to use reasonable best efforts to obtain any necessary regulatory consents, and (ii) subject to certain exceptions contained in the Purchase and Sale Agreement, not to solicit or hire any AFI employees that have provided transition services under the Transition Services Agreement for 540 days following the end of the transition period as provided in the Transition Services Agreement.

The Purchase and Sale Agreement contains representations and warranties of AFI, including, among others, with respect to consents and approvals of regulatory agencies, financial statements, absence of undisclosed liabilities, certain specified contracts, absence of a material adverse effect, books and records, compliance with laws, derivative transactions, securitization transactions, litigation, employee benefits, taxes, insurance, intellectual property, extensions of credit, deposits, environmental matters and sufficiency of assets. RBC has also made certain representations and warranties in the Purchase and Sale Agreement, including, among others, with respect to consents and approvals of regulatory agencies, financial wherewithal to consummate the transactions, compliance with securities law, due diligence, solvency and litigation.

The Purchase and Sale Agreement contains indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters.

The Purchase and Sale Agreement contains certain termination rights for AFI and RBC, as the case may be, applicable upon, among other events and subject to certain exceptions, (i) the Sale having not been completed on or prior to July 23, 2013, (ii) a material breach by the other party that is not or cannot be cured within 45 days’ notice of such breach or by July 23, 2013, if earlier, or (iii) the passage of 60 days after the issuance of a written denial in respect of certain required regulatory approvals and the exhaustion of all avenues of appeal.

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, the Purchase and Sale Agreement reported under Item 1.01 will be filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2012.  All summaries and descriptions of the agreement set forth above are qualified in their entirety by the actual documents.

Forward-Looking Statements

In this filing and in any related comments by Ally Financial Inc. ("Ally") management, the use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "explore," "positions," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements herein and in any related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally's actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, the following: maintaining the mutually beneficial relationship between Ally and General Motors (“GM”), and Ally and Chrysler Group LLC (“Chrysler”); the profitability and financial condition of GM and Chrysler; bankruptcy court approval of the plan and settlement related to the bankruptcy filings by Residential Capital, LLC and certain of its subsidiaries; our ability to realize the anticipated benefits associated with being a bank holding company, and the increased regulation and restrictions that we are now subject to; the potential for deterioration in the residual value of off-lease vehicles; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of Ally, Chrysler, or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the Dodd-Frank Act and Basel III).

Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC. (Registrant)

Dated: October 26, 2012	By:	/s/ David J. DeBrunner
David J. DeBrunner Vice President, Chief Accounting Officer and Controller